September 18, 1998



Merrill Merchants Bancshares, Inc.
201 Main Street
Bangor, ME  04402-0925

Ladies and Gentlemen:

        We have served as special counsel to Merrill Merchants Bancshares, Inc., a Maine corporation (the "Company"), in connection with the registration on Form S-8 of 645,900 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") under the Merrill Merchants Bancshares, Inc.'s 1993 Stock Option Plan (the "Plan").

        As such counsel, we have examined the registration statement on Form S-8 to which a copy of this opinion will be attached as an exhibit, the Plan, the corporate records of the Company, including its charter, By-laws, minutes of meetings of its Board of Directors and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maine.

        2. The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, 50,000 shares of Series A Preferred Stock, par value $1.00 per share, and 950,000 shares of undesignated Serial Preferred Stock, par value $.01 per share.

        3. The shares of Common Stock proposed to be issued pursuant to the Registration Statement, when sold in accordance with the terms of the Plan and the Agreements, as the case may be, will be legally issued, fully paid and non-assessable.



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Merrill Merchants Bancshares, Inc.
September 18, 1998
Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ Hutchins Wheeler & Dittmar
                                              -------------------------------

                                              HUTCHINS, WHEELER & DITTMAR
                                                      A Professional Corporation